UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2008

BLOUNT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11549	63 0780521
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer identification No.)

4909 SE International Way, Portland, Oregon	97222-4679
(Address of principal executive offices)	(Zipcode)

Registrant’s telephone number, including area code:  (503) 653-8881

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13-e-4(c))

ITEM 5.02 (e) DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS FOR CERTAIN OFFICERS

On December 31, 2007, Blount International, Inc. (the “Corporation”) and Dennis E. Eagan, President - Industrial and Power Equipment Group and one of the Named Executive Officers in the 2007 Proxy Statement of the Corporation, signed an Amendment to Mr. Eagan’s Employment Agreement whereby, effective January 4, 2008, Mr. Eagan will take retirement and will receive, among certain other benefits, $1,421,754.00 as contractually-required termination payments and $100,000.00 in a discretionary payment for his participation in the sale of the Corporation’s Forestry Division to Caterpillar Inc., which was completed on November 5, 2007. The Forestry Division formerly constituted the major line of business for the Industrial and Power Equipment segment.

The foregoing summary of some of the terms of Mr. Eagan’s amendment is qualified in its entirety by the full text of such amendment, which is filed herewith as Exhibit 10.1, and his previously filed Employment Agreement, which is further described in the Corporation’s 2007 Proxy Statement.

Mr. Eagan joined the Corporation in 2000 as President - Industrial and Power Equipment Group.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1         Amendment to Employment Agreement of Dennis E. Eagan dated December 31, 2007

SIGNATURE

Pursuant to the requirements of the Securties Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLOUNT INTERNATIONAL, INC.
Registrant

/s/ Richard H. Irving, III
Richard H. Irving, III
Senior Vice President
General Counsel and
Secretary

Dated: January 10, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Amendment to Employment Agreement of Dennis E. Eagan dated December 31, 2007.